UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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East West Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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East West Bancorp, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 25, 2006

    Notice is hereby given that the annual meeting (the "Meeting") of the stockholders of East West Bancorp, Inc. (the “Company”) will be held at East West Bancorp, Inc., 135 N. Los Robles Avenue, 6th Floor, Pasadena, California on May 25, 2006, beginning at 2:00 p.m. for the following purposes:

1.
Election of Directors. The election of three persons as directors for terms expiring in 2009 and to serve until his or her successors are elected and qualified, as more fully described in the accompanying Proxy Statement;

2.	Ratification of Auditors. Ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.
3.	Other Business. The transaction of such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting.

Properly signed proxy cards permit the proxy holder named therein to vote on such other business as may properly come before the Meeting and at any and all adjournments thereof, in their discretion. As of the date of mailing, the Board of Directors of the Company is not aware of any other matters that may come before the Meeting.

Only those stockholders of record at the close of business on March 27, 2006 shall be entitled to notice of and to vote at the Meeting.

YOUR VOTE IS VERY IMPORTANT. STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

By order of the Board of Directors

DOUGLAS P. KRAUSE Executive Vice President, General Counsel and Corporate Secretary
Pasadena, California March 27, 2006

East West Bancorp, Inc.
135 N. Los Robles Avenue, 6th Floor
Pasadena, California 91101
(626) 768-6000

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To be held May 25, 2006

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board of Directors" or “Board”) of East West Bancorp, Inc. (the “Company”) for use at its annual meeting ("Meeting") of stockholders to be held on May 25, 2006 at East West Bancorp, Inc., 135 N. Los Robles Avenue, 6th Floor, Pasadena, California, at 2:00 p.m. and at any adjournment thereof. This Proxy Statement and the enclosed proxy card ("Proxy") and other enclosures are first being mailed to Stockholders on or about April 10, 2006. Only stockholders of record on March 27, 2006 ("Record Date") are entitled to vote in person or by proxy at the Meeting or any adjournment thereof. The mailing address of the Company’s principal executive office is 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101.

Matters to be Considered

The matters to be considered and voted upon at the Meeting will be:

1.	Election of Directors. The election of three persons as directors for terms expiring in 2009 and to serve until his or her successors are elected and qualified. The Board of Directors' nominees are:
John Kooken Jack C. Liu Keith W. Renken
2.	Ratification of Auditors. Ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.
3.	Other Business. The transaction of such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting.

Costs of Solicitation of Proxies

This solicitation of Proxies is made on behalf of the Board of Directors of the Company and the Company will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies also will be borne by the Company. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and employees of the Company may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. The Company does not intend to utilize the services of other individuals or entities not employed by or affiliated with it in connection with the solicitation of Proxies.

Outstanding Securities and Voting Rights; Revocability of Proxies

The authorized capital stock of the Company consists of 200,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of which 60,604,602 shares were issued and outstanding on the Record Date, and 5,000,000 shares of serial preferred stock, par value $0.001 per share, of which no shares were issued and outstanding on the Record Date. A majority of the outstanding shares of Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions and broker non-votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the stockholders.

The Company's Certificate of Incorporation does not authorize cumulative voting. For the election of directors, the persons receiving the highest number of votes “FOR” will be elected. Accordingly, abstentions, broker non-votes and votes “WITHHELD” in the election of directors have no legal effect.

Unless otherwise required by law, the Certificate of Incorporation, or Bylaws, the ratification of auditors and other proposals that may properly come before the Meeting require the affirmative vote of the majority of shares present in person or by proxy at the Meeting and entitled to vote.

A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

Brokers who hold shares of Common Stock for the accounts of their clients (who hold their shares in “street name”) may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members.  Members of the New York Stock Exchange (“NYSE”) are permitted to vote their clients’ proxies in their own discretion as to the election of directors if the clients have not furnished voting instructions within ten days of the meeting. Certain proposals other than the election of directors are “non-discretionary” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes”. There are no broker non-votes on the election of directors (Proposal No. 1) and the ratification of auditors (Proposal No. 2) and abstentions will have no effect on either proposal.

Unless revoked, the shares of Common Stock represented by properly executed Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in a properly executed Proxy, your shares of Common Stock will be voted “FOR” the election of the nominee for director set forth herein.

The enclosed Proxy confers discretionary authority with respect to matters incident to the Meeting and any other proposals which management did not have notice of at least 45 days prior to the date on which the Company mailed its proxy material for last year’s annual meeting of stockholders. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors.

BENEFICIAL STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each person known to the Company to own more than 5% of the outstanding Common Stock, (ii) the directors and nominees for director of the Company, (iii) the Chief Executive Officer and the other four most highly compensated executive officers of the Company and its subsidiaries (the “Named Executives”), and (iv) all executive officers and directors of the Company and its subsidiaries, as a group:

	Common Stock
	Number of Shares		Percent
	Beneficially		of
Name and Address of Beneficial Owner	Owned(1)(2)		Class(2)

FMR Corporation (3)	5,380,981		8.88%
82 Devonshire Street
Boston, MA 02109

Neuberger Berman Inc. (4)	3,992,816		6.59%
605 Third Ave.
New York, NY 10158

T. Rowe Price Associates, Inc. (5)	3,037,000		5.01%
100 E. Pratt Street
Baltimore, MD 21202

Tseng Yun Tsai (6)	3,138,701		5.18%

Dominic Ng	1,598,706		2.64%
Wellington Chen	16,294		*
Peggy Cherng	140,881		*
Rudolph I. Estrada	2,414		*
Julia S. Gouw	379,591	(7)	*
John Lee	326,932	(8)	*
William J. Lewis	52,767		*
Herman Y. Li	36,325		*
Jack C. Liu	34,539		*
John Kooken	19,843		*
Douglas P. Krause	89,336		*
Keith W. Renken	52,533		*
All Directors and Executives Officers, as a group (12 persons)	2,750,161		4.54%
_______________
* Less than 1%.

(1)	Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.

(2)
Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the ownership and percentage ownership of the person (or group). Specifically, the following individuals have the right to acquire the shares indicated after their names upon the exercise of such stock options: Mr. Ng, 1,322,550; Ms. Gouw, 216,050; Ms. Cherng, 15,000; Mr. Lewis, 46,400; Mr. Li, 17,500; Mr. Liu, 29,500; Mr. Kooken, 15,000; Mr. Krause, 18,450; and Mr. Renken, 37,500. The aggregate number of shares issuable upon the exercise of options currently exercisable held by the directors and officers as a group, is 1,717,950.

(3)	Based on Schedule 13(G) filed with the Securities and Exchange Commission on February 14, 2006.

(4)	Based on Schedule 13(G) filed with the Securities and Exchange Commission on February 17, 2006.

(5)
Based on Schedule 13(G) filed with the Securities and Exchange Commission on February 13, 2006. These securities are owned by various individuals and institutional investors, representing 5.01% of the shares outstanding, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	Based on Schedule 13(G) filed with the Securities and Exchange Commission on September 15, 2005.

(7)	1,400 of these shares are owned by family members for whom Ms. Gouw has voting and investment power; Ms. Gouw disclaims any beneficial interest in such shares.

(8)	296,830 of these shares are held in the John M. Lee Trust for which Mr. Lee has voting and investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), requires that the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities file with the Securities and Exchange Commission (the “SEC”), and with each exchange on which the Common Stock trades, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of reports provided during the fiscal year ended December 31, 2005, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
The Board of Directors Recommends a Vote “For” All Nominees

Board of Directors and Nominees

The Company's Certificate of Incorporation and Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors but may not be less than five. The Board of Directors is currently composed of nine members. The Bylaws further provide for the division of the directors into three classes of approximately equal size. Three members shall be elected to a three-year term at the Meeting of Stockholders in 2006, three members shall be elected to a three-year term at the annual meeting of stockholders in 2007, and three members shall be elected to a three-year term at the annual meeting of stockholders in 2008.

The directors proposed for election at the Meeting, John Kooken, Jack C. Liu and Keith W. Renken, were appointed to the Board of Directors in 2002, 1998, and 2000, respectively. Messrs. Kooken, Liu, and Renken have indicated their willingness to serve and unless otherwise instructed, Proxies will be voted in such a way as to effect, if possible, the election of Messrs. Kooken, Liu, and Renken. In the event that Mr. Kooken, Mr. Liu or Mr. Renken should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that Mr. Kooken, Mr. Liu or Mr. Renken will be unavailable to serve on the Board of Directors.

None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company. As of the date hereof, no directorships are held by any director with a company which has a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940 except that Mr. Ng is a director of Mattel, Inc. and Mr. Renken is a director of 21st Century Insurance Group.

The following table sets forth certain information with respect to the Board's nominees for director and the current continuing directors of the Company. All directors of the Company are also directors of East West Bank (the “Bank”), the Company’s principal subsidiary. Executive officers serve at the pleasure of the Board of Directors, subject to restrictions set forth in their employment agreements. See“ELECTION OF DIRECTORS -- Compensation of Executive Officers -- Employment and Change of Control Agreements”.

Name of Director	Age (1)	Year First Elected orAppointed (2)	Current Term to Expire
Nominees for term expiring 2009: John Kooken Jack C. Liu Keith W. Renken	74 47 71	2002 1998 2000	2006 2006 2006
Continuing Directors: Peggy Cherng Julia S. Gouw John Lee Dominic Ng Rudolph I. Estrada Herman Y. Li	58 46 74 47 58 53	2002 1997 2006 1991 2005 1998	2007 2007 2007 2008 2008 2008
__________
(1)	As of March 27, 2006.
(2)	Refers to the earlier of the year the individual first became a director of the Company and the Bank.

The principal occupation during the past five years of each director and nominee is set forth below. All directors have held their present positions for at least five years, unless otherwise stated.

Dominic Ng is Chairman, President and Chief Executive Officer of East West Bancorp, Inc. and East West Bank. Prior to taking the helm of East West in 1992, Mr. Ng was President of Seyen Investment, Inc. and spent over a decade as a CPA with Deloitte & Touche LLP. Mr. Ng serves on the boards of directors of the Federal Reserve Bank of San Francisco, Los Angeles Branch and Mattel, Inc.

Peggy Cherng is Co-Chair of Panda Restaurant Group, which includes more than 850 restaurants in the U.S., Puerto Rico and Japan. Dr. Cherng holds a PhD in Electrical Engineering and serves on the boards of the National Restaurant Association, Methodist Hospital of Southern California, Children’s Hospital Los Angeles and the Peter F. Drucker Graduate School of Management at Claremont Graduate University.

Rudolph I. Estrada is a former Presidential appointee serving as Commissioner on the White House Commission on Small Business as well as the White House Fellows Commission. Mr. Estrada also served as the Los Angeles District Director for the U. S. Small Business Administration and serves on the board of directors of several corporate, private and non-profit organizations. Mr. Estrada is President and CEO of Estradagy Business Advisors, a business advisory group. In addition, he serves as a business professor in the California State University system and heads the Small Business Institute. He has over 25 years of banking experience.

Julia S. Gouw serves as Executive Vice President and Chief Financial Officer of East West Bancorp, Inc. and East West Bank.  Ms. Gouw joined the Bank in 1989 as Vice President and Controller and was promoted to her current position in 1994. She was ranked among the top ten bank CFOs in the nation by U.S. Banker in January 2006. Prior to joining East West, Ms. Gouw spent over five years as a CPA with KPMG LLP. She serves on the Board of Visitors of the UCLA School of Medicine and chairs the Executive Advisory Board of the Iris Cantor-UCLA Women’s Health Center. Ms. Gouw is also on the Board of Directors of Huntington Memorial Hospital.

John Kooken has garnered a broad banking experience, having retired as Chief Financial Officer and Vice Chairman of Security Pacific Corp., the parent of former Security Pacific National Bank. He served as a director of Golden State Bancorp until its acquisition in 2002. Among his community activities, he is a member of the boards of Huntington Memorial Hospital and of the Children's Bureau of Southern California.

John Lee has over 33 years banking experience, having co-founded Standard Bank in 1980 - a $923 million asset federal savings bank recently acquired by East West.  As Standard Bank's long-time chairman and president, Mr. Lee has an in-depth understanding of Chinese-American financial markets.  Mr. Lee was also the original general manager of East West Bank and helped open the bank in the Chinatown District of Los Angeles in 1973.

Herman Y. Li is Chairman of the C&L Restaurant Group Inc., a franchisee of Burger King and Denny’s in multiple states. Mr. Li is President of the Southern California Burger King Franchisee Association and a member of the Burger King Corporation’s Diversity Action Council. He also serves on the Board of Directors of the National Franchisee Association representing over 8,000 Burger King restaurants worldwide. Mr. Li is Vice-Chair of the Committee of 100.

Jack C. Liu, Esq. is Senior Advisor for Morgan Stanley International Real Estate Fund ("MSREF") and is President of MSREF's affiliates MSUB Asset Management Corp. and New Recovery Asset Management Corp. in Taiwan. Previously, during the period from 2000 to 2001, he was President of the Asia region of Global Gateway, L.P. Prior to that, Mr. Liu practiced with the law firm of Morgan Lewis & Bockius LLP, Los Angeles office. Mr. Liu is admitted to practice law in the jurisdictions of California, Washington, D.C. and the Republic of China. His legal expertise is in international corporate, real estate and banking.

Keith W. Renken is Managing Partner of the consulting company Renken Enterprises and a professor in the University of Southern California Executive in Residence Program. Mr. Renken is a former senior partner of Deloitte & Touche LLP, from which he retired in 1992 after 33 years with the firm. He serves on the Board of Directors of 21st Century Insurance Group. Mr. Renken's many honors include the Distinguished Business Leader Award from the Los Angeles Area Chamber of Commerce.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to having sound corporate governance principles. These principles are essential to running the Company’s business efficiently and to maintaining the Company’s integrity in the marketplace. The Company has adopted formal Corporate Governance Guidelines to explain our corporate governance principles to investors. In addition, the Company has also adopted a Code of Ethical Conduct. These guidelines, as well as our Code of Ethical Conduct and other governance matters of interest to investors, are available through our website at www.eastwestbank.com by clicking on Investor Relations then Shareholder Information and then Corporate Governance.

DIRECTOR INDEPENDENCE /FINANCIAL EXPERTS

The Company’s Board of Directors has conducted a review regarding the “independence” of each of its members under the standards of Rule 4200(a) (15) of the National Association of Securities Dealers listing standards. The Board has determined that 7 of its 9 members, all of whom are non-employee directors, satisfy NASDAQ’s “independence” requirements. These independent directors are: Peggy Cherng, Rudolph I. Estrada, John Kooken, John Lee, Herman Y. Li, Jack C. Liu and Keith W. Renken. Accordingly, a majority of the Board of Directors, and each member of its Audit, Compensation, Credit and Finance and Nominating/Corporate Governance Committees, satisfy the independence requirements of NASDAQ.

In addition, the Board of Directors has conducted a review regarding the qualifications of each member of the Audit Committee under the standards of Rule 4350(d) (2) of the National Association of Securities Dealers listing standards and Section 10A(m) of the Exchange Act and determined that all members meet these standards.

The Company’s Board of Directors has also conducted a review regarding whether any members of the Audit Committee meet the criteria to be considered a “financial expert” as that term is defined by the SEC. Based on its review, the Board determined that at least two of the three members of the Audit Committee, John Kooken, its chairman, and Keith W. Renken, qualify as “financial experts” by reason of their prior job experience as the chief financial officer of a publicly traded company and a certified public accountant, respectively.

COMMITTEES OF THE BOARD OF DIRECTORS

The business of the Company’s Board of Directors is conducted through its meetings, as well as through meetings of its committees. Set forth below is a description of the committees of the Board.

The Audit Committee reviews and reports to the Board on various auditing and accounting matters. The Audit Committee also engages the independent public accountants, reviews the scope and results of the procedures for internal auditing, reviews the Company’s financial statements, reviews the independence of the Company’s independent auditors, and approves all auditing and non-auditing services performed by its independent auditors. The Audit Committee currently consists of Keith W. Renken, Herman Y. Li, and John Kooken as its chairman. All members of the Audit Committee have been determined by the Board to be independent under the standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Bank also has an Audit Committee, which consists of the same directors who comprise the Company’s Audit Committee and which generally meets jointly with the Company’s Audit Committee. The Audit Committees met eight times in 2005. The charter of the Audit Committee is available through the Company’s website at www.eastwestbank.com by clicking on Investor Relations then Shareholder Information and then Corporate Governance.

The Compensation Committee establishes executive compensation policies as well as the actual compensation of the Chief Executive Officer. The Compensation Committee currently consists of Peggy Cherng, Keith W. Renken, and Jack C. Liu as chairman. All members of the Compensation Committee have been determined by the Board to be independent under the standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Bank also has a Compensation Committee, which consists of the same directors who comprise the Company’s Compensation Committee and which generally meets jointly with the Company’s Compensation Committee. The Compensation Committees met four times in 2005. The charter of the Compensation Committee is available through the Company’s website at www.eastwestbank.com by clicking on Investor Relations then Shareholder Information and then Corporate Governance.

The Credit and Finance Committee reviews credit matters, including credit administration, loan policy and the loan portfolio, and also reviews finance matters, including asset-liability policy, capital requirements and ratios, and interest rate risk. The Credit and Finance Committee currently consists of John Kooken, Rudolph I. Estrada, and Keith W. Renken as chairman. All members of the Credit and Finance Committee have been determined by the Board to be independent under the standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Bank also has a Credit and Finance Committee, which consists of the same directors who comprise the Company’s Credit and Finance Committee and which generally meets jointly with the Company’s Credit and Finance Committee. The Credit and Finance Committees met three times in 2005. The charter of the Credit and Finance Committee is available through the Company’s website at www.eastwestbank.com by clicking on Investor Relations then Shareholder Information and then Corporate Governance.

The Nominating/Corporate Governance Committee nominates persons for election as directors and reviews corporate governance matters. The Nominating/Corporate Governance Committee currently consists of Jack C. Liu, John Kooken, and Herman Y. Li as chairman. All members of the Nominating/ Corporate Governance Committee have been determined by the Board to be independent under the standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Bank also has a Nominating/Corporate Governance Committee, which consists of the same directors who comprise the Company’s Nominating/Corporate Governance Committee and which generally meets jointly with the Company’s Nominating/Corporate Governance Committee. The joint Nominating/Corporate Governance Committees met three times in 2005. The charter of the Nominating/Corporate Governance Committee is available through the Company’s website at www.eastwestbank.com by clicking on Investor Relations then Shareholder Information and then Corporate Governance.

The Executive Committee is authorized to exercise certain powers of the Board of Directors during intervals between the meetings of the Board of Directors. The Executive Committee currently consists of Dominic Ng and Julia S. Gouw. The Bank also has an Executive Committee, which consists of the same directors who comprise the Company’s Executive Committee. The Company’s Executive Committee met five times in 2005 and the Bank’s Executive Committee met 24 times in 2005. The charter of the Executive Committee is available through the Company’s website at www.eastwestbank.com by clicking on Investor Relations then Shareholder Information and then Corporate Governance.

The Company’s Board of Directors met seven times during 2005. All of the directors attended 100% of the meetings of the Board of Directors on which he or she served in 2005.  The policy of the Company is to encourage all directors who are being elected and all directors who are also employees of the Company to attend the annual meeting of stockholders. All of these directors attended the 2005 annual meeting of stockholders.

Consideration of Director Nominees

Stockholder Nominees

The policy of the Nominating/Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” Any Stockholder nominations proposed for consideration by the Nominating/Corporate Governance Committee should include the nominee's name and qualifications for Board membership and should be addressed to:

Corporate Secretary
East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Floor
Pasadena, CA 91101

In addition, nominations for director may be made by any stockholder entitled to vote for the election of directors if proper notice is given in accordance with the Bylaws. Notice of a stockholder's intention to make any nominations must be made in writing and must be delivered to the Secretary of the Company at the principal executive offices of the Company, no later than the close of business on the sixtieth (60 th) day nor earlier than the close of business on the ninetieth (90 th) day prior to the meeting at which directors are to be elected. However, in the event that less than sixty-five (65) days notice of the meeting is given to stockholders, notice by the stockholder to be timely must be delivered not later than the close of business on the seventh (7 th) day following the date of mailing notice of the meeting to stockholders. Such notification shall contain the following information: (a) all information about each proposed nominee that would be required in a proxy solicitation under the federal proxy rules; (b) the name and address of the notifying stockholder; and (c) the number of shares of the Company’s Common Stock beneficially owned by the notifying stockholder. Nominations not made in accordance with the requirements in the Bylaws may be disregarded.

Director Qualifications

The Company’s Corporate Governance Guidelines contain Board membership criteria that apply to Nominating/Corporate Governance Committee-recommended nominees for a position on the Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government, education, finance, accounting, law or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.

Identifying and Evaluating Nominees for Directors

The Nominating/Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating/Corporate Governance regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating/Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating/Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating/Corporate Governance Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating/Corporate Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating/Corporate Governance Committee. In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

COMMUNICATIONS WITH THE BOARD
The Company’s Board of Directors welcomes suggestions and comments from stockholders. All stockholders are encouraged to attend the annual meeting of stockholders where senior management and outside auditors, as well as members of the Board, will be available to answer questions. Stockholders may also send written communications to the Board by writing to the Secretary of the Board of Directors at East West Bancorp, Inc., 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101. All communications (other than commercial communications soliciting the sale of goods or services to, or employment with, the Company or directors of the Company) will be directed to the appropriate committee or to the Chairman of the Board or to any individual director specified in the communication, as applicable.

EXECUTIVE SESSIONS
Executive sessions of non-management directors are generally held after every regularly scheduled Board meeting, at least six times a year. The sessions are scheduled and chaired by a presiding director on a rotating basis by the Chair of the Audit Committee, the Compensation Committee, the Credit and Finance Committee and the Nominating/Corporate Governance Committee. Any non-management director can request that an additional executive session be scheduled.

STOCK OWNERSHIP GUIDELINES
Directors and executive officers are encouraged to own the Company’s Common Stock to further align management’s financial interests with stockholders’ interests. Under the Company’s stock ownership guidelines for directors, all directors who have served at least one three-year term should accumulate at least $50,000 of Common Stock. Guidelines for senior officers are also in place and constitute share ownership in an amount having a market value equivalent to a multiple of the individual’s annual base salary, depending upon that individual’s management level, to be achieved within three years of becoming subject to the guideline. Stock ownership guidelines for directors and senior officers can be found through the Company’s website at www.eastwestbank.com by clicking on Investor Relations then Shareholder Information and then Corporate Governance.

COMPENSATION OF DIRECTORS
Employees of the Company and its subsidiaries are not compensated for service as directors of the Company or its subsidiaries. Nonemployee directors receive an annual retainer of $20,000 of cash and of $20,000 of restricted stock; the restricted stock has 3-year cliff vesting. The committee chairs each receive an additional annual cash retainer as follows: Audit - $10,000; Compensation - $7,000; Credit and Finance - $5,000; Nominating /Corporate Governance - $5,000. Nonemployee directors also receive a meeting fee of $1,000 for each Board and committee meeting attended. Nonemployee directors may elect to receive their annual $20,000 cash retainer in the form of Common Stock, at a 25% risk premium (i.e., $25,000 of common stock) if they agree to hold the stock for at least one year.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

It is expected that until the executive officers of the Company begin to devote significant time to the separate management of the Company and the Bank, which is not expected to occur until such time as the Company becomes actively involved in additional businesses, the executive officers will only receive compensation for services as executive officers and employees of the Bank, and no separate compensation will be paid for their services to the Company. The following table sets forth the name and compensation of the Named Executive Officers for the fiscal years ended December 31, 2005, 2004, and 2003:

		Annual Compensation			Long-Term Compensation
				(2)	Restricted	Shares	(3)
		(1)	(1)	Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Awards	Options (#)	Compensation

Dominic Ng	2005	$690,000	$1,500,000	$-	$943,230	25,000	$76,677
Chairman, President, and	2004	680,000	1,475,000	-	2,994	1,000	48,492
Chief Executive Officer	2003	625,000	1,475,706	74,204	2,554	1,000	85,818

Julia S. Gouw	2005	$258,338	$200,000	$-	$102,462	10,630	$25,868
Executive Vice President,	2004	247,736	230,000	-	2,994	1,000	27,693
Chief Financial Officer,	2003	235,231	260,000	32,326	55,394	1,000	35,240
and Director

Wellington Chen	2005	$196,670	$120,000	$-	$102,462	10,630	$22,026
Executive Vice President and	2004	180,000	180,000	-	2,994	-	12,402
Director of Corporate Banking	2003	15,033	-	-	209,967	-	140,000	(4)

Douglas P. Krause	2005	$198,338	$150,000	$-	$62,462	6,378	$12,067
Executive Vice President	2004	186,403	120,000	-	2,994	1,000	19,600
General Counsel, and	2003	167,040	120,000	2,216	55,394	1,000	11,539
Corporate Secretary

William J. Lewis	2005	$197,504	$150,000	$-	$52,490	5,315	$22,400
Executive Vice President	2004	181,637	125,000	-	2,994	21,000	21,400
Chief Credit Officer	2003	164,000	90,000	-	87,098	21,000	20,140
_________________
(1)	Includes compensation deferred at election of the executive and the year upon which such compensation was earned.

(2)	Represents interest paid on deferred compensation that, under applicable SEC guidelines, is deemed above-market interest.

(3)
Represents employer contributions to the 401(k) Plan, unused vacation pay, automobile allowances, and financial planning services, and employer matching contributions to a separate officers’ excess plan to compensate for salary and bonus limitations of permitted 401(k) contributions. The excess plan was terminated in 2003. The named executive officers are also provided with certain group life, health, and medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules.

(4)	Represents signing bonus paid in 2003.

Option Grants

The following stock options were granted during 2005 to the Named Executive Officers pursuant to the Company’s Stock Incentive Plan.

Option/SAR Grants in the Last Fiscal Year

	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise		Grant Date
	Options	Employees in	Price	Expiration	Present
Name	Granted (1)	FY 2005	($/Share)	Date	Value (2)
Dominic Ng	25,000	13.90%	$ 37.63	03/10/12	$ 237,140
Julia S. Gouw	10,630	5.91%	37.63	03/10/12	100,832
Wellington Chen	10,630	5.91%	37.63	03/10/12	100,832
Douglas P. Krause	6,378	3.55%	37.63	03/10/12	60,499
William J. Lewis	5,315	2.96%	37.63	03/10/12	50,416
_________________
(1)
The options were granted pursuant to the Stock Incentive Plan. The options become exercisable in annual installments of 25% on each of the first, second, third and fourth anniversary dates of the grant. The options may be exercised at any time prior to their expiration by tendering the exercise price in cash, check or in shares of stock valued at fair market value on the date of exercise. In the event of a change in control (as defined), the options will become exercisable in full. The options may be amended by mutual agreement of the optionee and East West Bancorp.

(2)
The estimated present value at grant date of options granted during fiscal year 2005 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 3.5 years; risk-free interest rate of 4.00%, representing the interest rate on U.S. government zero-coupon bonds with maturities corresponding to the estimated time until exercise; a volatility rate of 28.20%; and a dividend yield of 0.50%, representing the current $0.20 per share annualized dividends divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”

Option Exercises and Holdings

The following table sets forth certain information concerning options held by the Named Executives under the Company’s Stock Incentive Plan:

Aggregated Option Exercises During Fiscal Year 2005
Option Values on December 31, 2005

			Number of		Value of Unexercised
	Shares		Unexercised Options		In-the-Money Options
	Acquired	Value	at December 31, 2005		at December 31, 2005
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Dominic Ng	200,000	$ 6,635,666	1,392,050	276,300	$ 35,476,380	$ 5,110,728
Julia S. Gouw	40,000	1,299,424	245,550	21,930	7,475,495	253,928
Wellington Chen	-	-	-	10,630	-	-
Douglas P. Krause	30,350	698,725	13,950	11,678	327,342	112,497
William J. Lewis	-	-	30,900	36,615	611,253	483,053

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2005 regarding equity compensation plans under which equity securities of the Company were authorized for issuance.

Number of securities
remaining available for
	Number of securities	Weighed average	future issuance under
	to be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	excluding securities
	warrants and rights	warrants and rights	reflected in Column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans
approved by security holders	3,449,183	$ 13.50	3,201,151
Equity compensation plans not
approved by security holders	-	-	-
Total	3,449,183	$ 13.50	3,201,151

Retirement Plans

The Company has two retirement plans. The Company’s 401(k) Plan (the “401(k) Plan”) is a qualified retirement plan under the Internal Revenue Code of 1986 as amended (the “Code”) and is open to all employees of the Company and its subsidiaries with at least three months of service. In 2005, the Company matched 100% of the first 6% of employee salary contributions to the 401(k) Plan, up to a maximum contribution of $14,000 per employee. The matching is in the form of the Company’s Common Stock, and the employees are not restricted in their ability to sell the Common Stock and reinvest in other permitted investments.

The Company also has a Supplemental Executive Retirement Plan (the “SERP”) which provides supplemental retirement benefits to certain employees whose contributions to the 401(k) Plan are, under applicable Internal Revenue Service regulations, limited. The Board of Directors designates those employees who are eligible to participate in the SERP. The Board has designated named executive officers Mr. Ng, Ms. Gouw, and Mr. Krause as participants in the SERP. Benefits under the SERP include income generally payable commencing upon a designated retirement date until age 80 and a death benefit for the participant’s designated beneficiaries based on the present value of the projected future payments. Participants will be entitled to a projected benefit equal to 50% of his or her 2001 total compensation, adjusted 3% per year for cost of living. The designated retirement date is the 20th anniversary of employment by the Company and early retirement after 15 years is permitted with lower benefits. SERP benefits begin to vest after 15 years of service, however vesting accelerates to 100% upon a change in control of the Company. Upon a termination of employment for “cause,” the participant forfeits all benefits. The participant is entitled to all vested benefits in the case of a termination without “cause,” however, if a participant voluntarily resigns prior to becoming 100% vested, his or her benefits are forfeited. The Company has purchased life insurance contracts on the participants in order to finance the cost of these benefits and it is anticipated that, because of the tax-advantaged effect of this life insurance investment, the return on the life insurance contracts will be approximately equal to the accrued benefits to the participants under the SERP, other than in the event of accelerated vesting because of a change of control. As of December 31, 2005, Mr. Ng, Ms. Gouw, and Mr. Krause respectively had 14, 16, and 9 years of service under the SERP. As of December 31, 2005, the vested benefit obligation under the SERP for Ms. Gouw was $1.5 million.

The SERP is an unfunded non-qualified plan, which means that the participants have no rights under the SERP beyond those of a general creditor of the Company, and there are no specific assets set aside by the Company in connection with the plan. There are accordingly no assurances to the participants that the Company will upon retirement be able to pay the accrued benefits. The SERP is not an employment contract.

Employment and Change of Control Agreements

The Bank, the Company’s principal subsidiary, has entered into employment agreements with certain of its executive officers intended to ensure that the Bank will be able to maintain a stable and competent management base. The Bank entered into an employment agreement with its Chief Executive Officer, Mr. Ng, in June 1998 in connection with the sale of the Bank by its prior stockholders. This employment agreement provides for a three-year term, which extends automatically unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation. In addition to a base salary and bonus to be determined annually, the employment agreement provides for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel and four weeks paid vacation per year.

In the event the Bank chooses to terminate Mr. Ng’s employment for any reason other than for cause (as defined in the employment agreement), or in the event of Mr. Ng’s resignation from the Bank upon (i) failure to re-elect him to his current offices; (ii) a material change in his functions, duties or responsibilities; (iii) a relocation of his principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank; (v) a breach of the agreement by the Bank; or (vi) his death or permanent disability, Mr. Ng, or, in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of (i) the remaining payments due to him and the contributions that would have been made on his behalf to any employee benefit plans of the Bank during the remaining term of the employment agreement and (ii) three times the preceding taxable year's base salary and bonus. In addition, Mr. Ng will be entitled to an additional payment to the extent he is subject to an excise tax because such severance benefits constitute “excess parachute payments,” as defined in the Code. In general, under the Code, an “excess parachute payment” is the amount by which payments contingent on a change in ownership or control exceed three times the employee's average annual compensation over five years.

Certain other executive officers have agreements providing that, should they be terminated without cause or should they resign for good reason, including a detrimental change in responsibilities or a reduction in salary or benefits, the Bank shall pay such executive officer a designated lump sum. The payments range from six months to three years of base salary plus bonuses and certain benefits.

If all of the executive officers with these agreements were terminated without cause following a change in control, the executive officers would be entitled to receive an aggregate payment of approximately $12.1 million (estimated as of March 31, 2006). In addition, existing options and restricted stock issued under the Company’s 1998 Stock Incentive Plan and benefits under the SERP, also will vest upon a change of control. Although the above-described employment agreements could increase the cost of any acquisition of control of the Company or the Bank, management does not believe that the terms thereof would have a significant anti-takeover effect.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company's Compensation Committee establishes the general policies regarding compensation of the executive officers and approves the specific compensation levels for the Chief Executive Officer. The Compensation Committee also reviews the compensation of the executive officers and approves all grants of incentive shares. The members of the Compensation Committee are Peggy Cherng, Keith W. Renken, and Jack C. Liu as its chairman. Each member of the Compensation Committee is independent under the standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Committee employs a nationally recognized independent compensation consulting firm to assist it in its deliberations.

Set forth below is a report of the Company’s Compensation Committee addressing the compensation policies for 2005 applicable to the Company's Chief Executive Officer.

OVERALL PHILOSOPHY

The goals of the executive compensation and benefits programs are to enable the Company to attract and retain high caliber executives, provide a total compensation package in a cost effective manner, encourage management ownership of the Company’s Common Stock and to maximize return to its stockholders.

The Company’s philosophy is to provide a compensation program that is designed to reward achievement of the Company’s goals and objectives and to provide total compensation opportunities that are competitive when compared with those of comparable financial institutions.

To achieve these objectives:

•	The principal objective of the salary program is to maintain salaries that are targeted at the median for comparable positions in similarly sized financial institutions,
•
Annual incentives are designed to reward for overall Company success and individual performance and provide for competitive total cash compensation opportunities when performance targets are met and for above competitive levels when warranted by above target performance, and

•
The principal objective of the long-term stock-based incentive plan is to align management’s financial interests with those of the Company’s stockholders, provide incentive for management ownership of the Company’s Common Stock, support the achievement of long-term financial objectives, and provide for long term incentive reward opportunities.

Employee benefits are offered to provide a competitive total compensation program and to encourage retention of key employees.

ELEMENTS OF THE COMPENSATION PROGRAM

There are three principal elements of the executive compensation program - base salary, bonus compensation (annual incentive) and long-term stock-based incentive compensation (stock options and/or restricted stock). In determining each component of compensation, the total compensation package of each executive is considered.

Base Salaries

The salary of each executive officer is determined initially according to competitive pay practices, level of responsibility, prior experience, and breadth of knowledge, as well as internal equity issues. The Company uses its discretion rather than a formal weighting system to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed on an annual basis, and increases are made based on a subjective assessment of each executive’s performance, as well as the factors described above.

Annual Incentives

The Company provides annual incentives to all employees, including executive officers. Annual incentives are intended to reward for overall Company success and individual performance and provide generally competitive total cash compensation opportunities at target performance and above competitive levels when warranted by performance above target. In 2002, the stockholders of the Company approved the Company’s Performance-Based Bonus Plan (the “Bonus Plan”). The Bonus Plan was adopted in light of Code Section 162(m), which does not permit a publicly traded company to deduct compensation in excess of $1,000,000 unless the compensation in excess of $1,000,000 is

“performance based.” The Bonus Plan is structured so that bonuses paid under the Plan will qualify as “performance-based” compensation. To qualify as performance-based, the bonus must be determined by measurable and objective financial criteria, such that the amount of the bonus, once the formula is established, is non-discretionary, except that the Compensation Committee may discretionarily adjust the actual bonus downward from the formula bonus. Because bonuses are paid under the Bonus Plan only if the Company’s financial or other results meet or exceed certain quantifiable performance goals established by the Compensation Committee, the Compensation Committee believes that the Company may deduct such bonuses for Federal income tax purposes even if the bonus payments, together with salary, paid to an executive officer in any one year may exceed $1 million. Currently, Mr. Ng, the CEO of the Company, is the only officer participating in the Bonus Plan.

For other executive officers’ bonuses, the Company sets competitive bonus target and awards actual bonuses based partly on overall corporate goals and partly on individual or department goals. The corporate goals in 2005 related to earnings per share, return on equity, return on assets, commercial business loans, trade finance loans, demand deposits, noninterest income, expenses and strategic goals. The company also considers in a non-formulaic way each executive officer’s individual contributions and performance.

Long-Term Stock-Based Incentives

The Company believes that long-term incentive compensation opportunities should be stock-based to strengthen the alignment between management’s interests and those of Company’s stockholders. Under its 1998 Stock Incentive Plan, the Company generally grants incentive shares in Restricted Stock and/or stock options to all executive officers of the Company and the Bank. All stock options have been granted at an option price not less than the fair market value of the common stock on the date of grant. Thus, stock options have value only if the stock price appreciates from the date the options are granted. Restricted Stock provides a tangible ownership stake whose ultimate value is linked to the stock price, and which helps in retaining talented executives. The object is to support an executive team focused on the long-term success of the company and on the creation of stockholder value over the long term. The restricted stock granted to the CEO in 2006 is performance restricted stock, with the number of shares vesting dependent on the achievement of multi-year earnings per share performance criteria.

In determining the number of incentive shares granted to individual executives, individual contributions, business unit performance, competitive practices, the number of incentive shares previously granted, and value of the stock on the date of the grant are considered. Formal weightings have not been assigned to these factors.

CHIEF EXECUTIVE OFFICER COMPENSATION

The bonus of the Chief Executive Officer is described in the Summary Compensation Table. This indicated bonus was determined pursuant to the Bonus Plan and the terms of Mr. Ng’s employment contract. The bonus was based on the satisfaction of performance criteria determined by the Board. The performance criteria established for 2005 were based on the company’s Earnings per Share; Return on Equity; and Return on Assets. Because of the Banks’ outstanding performance during 2005, the formula bonus could have paid at maximum, which was 250% of base salary. The actual bonus paid was above target, but below this formula maximum. No bonuses were paid to the Chief Executive Officer outside of the Bonus Plan. In early 2006, the Committee approved a grant of 45,000 stock options and 41,000 shares of performance restricted stock for Mr. Ng, reflecting competitive practice and his outstanding contributions to the company’s success.

Dated: March 27, 2006	THE 2006 COMPENSATION COMMITTEE
Jack C. Liu, Chairman Peggy Cherng Keith W. Renken

The Compensation Committee Report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act except to the extent the Company specifically incorporates this Compensation Committee Report therein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee is, or ever has been, an officer or employee of the Company or any of its subsidiaries.

Except as provided herein, there are no existing or proposed material transactions between the Company or the Bank and any of its executive officers, directors, or the immediate family or associates of any of the foregoing persons.

REPORT BY THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a written charter most recently revised and adopted by the Company’s Board of Directors on May 17, 2004. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A and is available through the Company’s website at www.eastwestbank.com by clicking on Investor Relations then Shareholder Information and then Corporate Governance.

The Board of Directors has determined that each of the members of the Audit Committee is independent under the standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

In performing its function, the Audit Committee has among other tasks:

•	reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2005 with management and with the independent auditors;
•
discussed with the Company’s independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented; and

•
received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Dated: March 27, 2006	THE 2006 AUDIT COMMITTEE
John Kooken, Chairman Keith W. Renken Herman Y. Li

    The Audit Committee Report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report therein.

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of stockholder return on the Company’s Common Stock based on the market price of the Common Stock assuming the reinvestment of dividends, with the cumulative total returns for the companies in the Standard & Poor’s 500 Index and the SNL Western Bank Index for the 5-year period beginning on December 31, 2000, through December 31, 2005. This graph is historical only and may not be indicative of possible future performance of the Common Stock.

_________________
Source: SNL Financial LC, Charlottesville, VA, © 2006, (434) 977-1600, www.snl.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company from time to time may lend money through its subsidiary, the Bank, to various directors and corporations or other entities in which a director may own a controlling interest. These loans (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) do not involve more than a normal risk of collectibility and do not present other unfavorable features. The Company does not have, and does not intend to make, any loans to named executive officers. None of the directors or named executive officers of the Company, or any associate or affiliate of such persons, had any other material interest, direct or indirect, in any transaction during the past year or any proposed transaction with the Company.

INDEPENDENT AUDITORS

The independent auditor of the Company and the Bank is Deloitte & Touche LLP. Deloitte & Touche LLP performs both audit and non-audit professional services for and on behalf of the Company and its subsidiaries.

The following table sets forth information regarding the aggregate fees billed for services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2005 and 2004.

	2005	2004
Audit Fees (1)	$810,443	$ 747,680
Audit-Related Fees (2)	50,204	16,050
Tax Fees (3)	-	-
All Other Fees (4)	-	-
___________
(1)
Includes fees paid by the Company to Deloitte & Touche LLP for professional services rendered by Deloitte and Touche LLP for the audit of the Company’s consolidated financial statements in the Form 10-K and review of financial statements included in Form 10-Qs, including examinations of management assertions as to the effectiveness of internal control over financial reporting and for services that are normally provided by an accountant in connection with statutory and regulatory filings or engagements.

(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	Includes fees for tax compliance, tax advice and tax planning.

(4)	Includes fees for any service not included in the first three categories above.

All work performed by independent auditors must be pre-approved by the Audit Committee. All audit-related, tax and other services were reviewed and approved by the Audit Committee, which concluded that the provision of these limited services by Deloitte & Touche LLP did not compromise that firm's independence in the conduct of its auditing function. All professional services rendered by Deloitte & Touche LLP during 2005 were furnished at customary rates and terms.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors Recommends a Vote "For" the Ratification of Auditors

Deloitte & Touche LLP has been approved by the Audit Committee of the Company to be the independent auditors of the Company for the 2006 fiscal year. The stockholders are being asked to ratify the selection of Deloitte & Touche LLP. If the stockholders do not ratify such selection by the affirmative vote of a majority of the votes cast, the Audit Committee will reconsider its selection. Under applicable SEC regulations, the selection of the independent auditors is solely the responsibility of the Audit Committee.

        Representatives from the firm of Deloitte & Touche LLP will be present at the Meeting and will be given the opportunity to make a statement if they desire to do so, and will be available to respond to stockholders' questions.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be included in the proxy materials for the 2007 annual meeting of stockholders must be received by the Secretary of East West Bancorp, 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101 by December 10, 2006 (120 days prior to the anniversary of this year's mailing date).

Under Rule 14a-8 adopted by the SEC under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders and by the Company, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal.

SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2007 annual meeting of stockholders is February 24, 2007 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal without discussion when and if the proposal is raised at the 2007 annual meeting of stockholders.

The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at the Meeting. The enclosed Proxy grants the Proxyholders discretionary authority to vote on any matter properly brought before the Meeting.

ANNUAL REPORT

The Annual Report for the fiscal year ended December 31, 2005 will also be mailed to all stockholders. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche LLP, the Company's independent auditors.

Stockholders may obtain without charge a copy of the Company's annual report on Form 10-K including financial statements required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2005 by writing to East West Bancorp, Inc. at 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101.

OTHER BUSINESS

Management knows of no business, which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares repre-sented thereby on such matters in accordance with the recommenda-tion of the Board of Directors and authority to do so is included in the Proxy.

East West Bancorp, Inc.

DOUGLAS P. KRAUSE Executive Vice President, General Counsel and Corporate Secretary
Pasadena, California March 27, 2006